SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

        (c) The exhibits accompanying this report are listed in the Index to Exhibits on page E-1, which is incorporated herein by reference.

Item 9. Regulation FD Disclosure. (and under “Item 12. Disclosure of Results of Operations and Financial Condition”)

        (a) This information is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition,” and is being furnished under this Item 9(a) pursuant to SEC Release No. 33-8216. On May 7, 2003, the registrant issued a news release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

        (b) On May 7, 2003, we announced the execution of an agreement for the private placement sale of $17.5 million of floating rate trust preferred securities. A press release announcing the offering is attached as Exhibit 99.2

        The information, including exhibits attached hereto, furnished under this Item 9 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: May 7, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit Number	Description	Method of Filing

99.1	PMA Capital Corporation news release dated May 7, 2003	Filed herewith

99.2	PMA Capital Corporation news release dated May 7, 2003	Filed herewith

E-1